SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   January 28, 2005

                                                          MFB Corp.
                         (Exact Name of Registrant as Specified in Its Charter)

                      Indiana                                     0-23374
State or Other Jurisdiction of Incorporation)        (Commission File Number)

                      35-1907258
(IRS Employer Identification No.)

                        4100 Edison Lakes Parkway, Suite 300,
                          P.O. Box 528, Mishawaka, Indiana 46546
                   (Address of Principal Executive Offices)(Zip Code)

                                                       (574) 277-4200
                      (Registrant's Telephone Number, Including Area Code)

              (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act
                (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act
                (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
                 (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
                 (17 CFR 240.13e-4(c))




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Item 1.01 Material Definitive Agreement.

MFB Corp.'s wholly owned banking subsidiary, MFB Financial, and the law firm May Oberfell Lorber have entered into a lease agreement as of January 28, 2005. MFB Financial will lease to May Oberfell Lorber 17,613 square feet on the first floor of MFB Corp.'s corporate headquarters located in the Edison Lakes office park in Mishawaka, Indiana.

The lease term extends for 180 months, or 15 years, commencing when the space is built out and delivered to May Oberfell Lorber, anticipated to occur in late spring or early summer 2005. The term may be renewed by the tenant for 2 additional 5-year terms, with an agreed-upon increase in rent, provided that the tenant is not in default under the lease. MFB Financial has also granted May Oberfell Lorber a right of first refusal to additional space contiguous to its leased space, if it becomes available.

In addition to basic rent payable to MFB Financial monthly during the lease term, May Oberfell Lorber has agreed to pay additional rent in the form of the tenant's percentage share of the operating costs of the building, subject to certain limitations and capped costs agreed to by the parties.

Both MFB Financial and May Oberfell Lorber have undertaken specific responsibilities under the terms and conditions of the lease, such as MFB Financial's obligations as a landlord to maintain the building and the leased premises in an appropriate manner, and a default by either party of these obligations may lead to cancellation of the lease and or other remedies available at law or in the lease agreement. In addition, each party has agreed to indemnify and hold the other party harmless from losses caused by or suffered as a result of violations of the lease obligations.

MFB Financial and May Oberfell Lorber announced the lease agreement in a press release dated January 31, 2005, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.01 Material Definitive Agreement.

MFB Financial and the Board of Directors have entered into a revised fee agreement as of January 18, 2005. The regular board meeting fee was increased from $850.00 to $900.00, the special meeting fee was increased from $450.00 to $500.00, and the annual board fee was increased from $6,000.00 to $6,500.00. In addition, the Audit Committee Chairman's annual fee was increased from $3,000.00 to $3,500.00. Christine Lauber serves as the Audit Committee Chairman. The revised fees will be payable to the entire Board in June 2005 and December 2005.

Item 9.01 Financial Statements and Exhibits.

         (c)  Exhibits

                   Exhibit No.            Description
                       99.1               Press Release issued January 31, 2005.




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                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  February 3, 2005                           MFB Corp.

                                                  By:   /s/ Charles J. Viater
                                                        Charles J. Viater,
                                                        President and CEO



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Exhibit 99.1

                                                   For more information contact:
                                                              Charles Viater -
                                                              MFB Financial
                                                              (574) 273-7601
                                                              Patricia Primmer -
                                                             May Oberfell Lorber
                                                              (574) 232-2031


              May Oberfell Lorber to move its offices to MFB Plaza


(Mishawaka, Indiana, 1-31-05)--MFB Corp , the parent company of MFB Financial announced today that the law firm of May Oberfell Lorber will move its offices to renovated space at MFB's new corporate headquarters located in the Edison Lakes office park in Mishawaka, Indiana. Ms. Patricia Primmer, Managing Partner of May Oberfell Lorber indicated the firm will occupy approximately 18,000 square feet at MFB Plaza, 4100 Edison Lakes Parkway. "Space planning has already begun and we expect to move in by late spring or early summer of 2005," according to Ms. Primmer.

"May Oberfell Lorber is a highly respected organization that will enhance the image of the Plaza as the premier professional office center in the area. The firm has committed to long term occupancy here at the Plaza and we are very pleased to have them join us," said Charles Viater, President and CEO of MFB Financial.

MFB purchased the building in November, 2003, from US Steel, which acquired the building as part of its acquisition of National Steel earlier that same year. The ten year old, three-story structure has approximately 115,000 square feet of useable space. After modifying the building to meet its needs, MFB completed its move into the Plaza this past summer and occupies the third floor and a portion of the first. May Oberfell Lorber will be located on the first floor.

May Oberfell Lorber was established in 1856 and is the oldest law firm in St. Joseph County. In addition to the new Mishawaka office, the firm maintains offices in downtown South Bend and Walkerton. May Oberfell Lorber is a full service law firm representing the interests of businesses as well as individuals. Services include: corporate and commercial transactions, real estate, banking and bank-related matters, insurance litigation, medical malpractice defense, estate planning, environmental law, labor and employment, products liability, plaintiffs' personal injury, alternative dispute resolution, municipal and administrative law, appellate practice in all state and federal courts. Attorneys from the firm have included a U.S. Congressman, an Indiana State Representative, a President of the Indiana State Bar Assn., an Indiana Attorney General, an Indiana Public Service Commissioner, a Federal Court Judge, several Indiana State Court Judges, several Presidents of the St. Joseph County Bar Assn. and a former President of Studebaker Corporation.

MFB Corp.'s wholly-owned bank subsidiary, MFB Financial, provides retail and business financial services to the Michiana area through its eleven banking centers in St. Joseph and Elkhart counties.